UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2009

Bimini Capital Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (772) 231-1400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Election of Director.

Bimini Capital Management, Inc. (OTCBB: BMNM) (“Bimini Capital” or the “Company”), a real estate investment trust (“REIT”), appointed Frank E. Jaumot to fill its vacant Class I board seat effective April 24, 2009.

Mr. Jaumot has been the Director of Accounting and Auditing for the certified public accounting firm of Ahearn, Jasco & Company, P.A. since 1991, and he is a shareholder in that firm.  Mr. Jaumot is a certified public accountant in Florida and Ohio and is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.  He currently serves on the audit committees and compensation committees of the boards of two other publicly-traded companies.

Ahearn, Jasco & Company, P.A. has provided tax, accounting, and SEC consulting services to the Company since its inception in 2003.  Since January 1, 2009, the firm has billed the Company approximately $90,000 for these types of services.  Mr. Jaumot will be paid on an hourly basis for his service on the board based on his standard hourly rate being used by his CPA firm, which is currently $345 per hour.

 ITEM 7.01                                Regulation FD Disclosure.

On April 27, 2009, the Company issued a press release announcing the appointment of Mr. Jaumot as a director as described in Item 5.02.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

ITEM 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished with this Current Report on Form 8-K.

99.1           Press Release, dated April 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2009	BIMINI CAPITAL MANAGEMENT, INC.

	By:	/s/ Robert E. Cauley
Robert E. Cauley
Chairman and Chief Executive Officer